UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2012
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	53-0261100
(State of incorporation)	(IRS Employer Identification Number)
6110 EXECUTIVE BOULEVARD, SUITE 800, ROCKVILLE, MARYLAND 20852
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (301) 984-9400
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2012, Washington Real Estate Investment Trust, a Maryland real estate investment trust (“WRIT”), entered into an amended and restated credit agreement (the “Amended Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent and issuing bank, a syndicate of banks as lenders, each of The Bank of New York Mellon, Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch as a documentation agent, and Wells Fargo Securities, LLC, as lead arranger and bookrunner. The Amended Credit Agreement amended and restated a credit agreement dated as of July 1, 2011 (the “Existing Credit Agreement”), to, among other things, reduce certain interest rates and fees charged by Wells Fargo Bank and the lenders, extend the term of the Existing Credit Agreement by two years to July 1, 2016, and eliminate the requirement for guarantees from WRIT's subsidiaries under certain circumstances. The following summary of the credit facility under the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

The Amended Credit Agreement retains its initial committed capacity of $400 million. WRIT has also retained the option to further increase the capacity under the Amended Credit Agreement up to $600 million from $400 million to the extent banks (from the syndicate or otherwise) agree to provide the additional commitment. In addition, WRIT has the ability to further extend the maturity date of the facility for one additional year to July 1, 2017. Under the Amended Credit Agreement, WRIT has retained the ability to obtain letters of credit up to $40 million and swingline loans (payable on demand) up to $75 million.

On or before August 31, 2012, in connection with the amendment or replacement of WRIT's credit facility with SunTrust Bank, WRIT anticipates that the guarantees by most of WRIT's subsidiary guarantors under the Amended Credit Facility will be released, pursuant to the terms of the Amended Credit Agreement. At such time, only subsidiaries of WRIT that (a) guarantee the indebtedness of WRIT or another subsidiary of WRIT or (b) own assets that are included in the determination of unencumbered pool value and have incurred recourse indebtedness will be required to be subsidiary guarantors under the Amended Credit Facility. Notwithstanding the foregoing, no subsidiary described in clause (a) will be required to be a guarantor if it (i) is the owner, directly or indirectly, of property securing other indebtedness and is prohibited from guaranteeing WRIT's indebtedness, (ii) provides a limited recourse guarantee for other indebtedness secured by an indemnity deed of trust on property owned, directly or indirectly, by such subsidiary, and is prohibited from guaranteeing indebtedness other than such indebtedness secured by an indemnity deed of trust, or (iii) provides a limited recourse guarantee for other indebtedness, whereby the liability of such subsidiary is limited to customary exceptions to nonrecourse liability, so long as no such exception actually exists.

Syndicated revolving borrowings under the Amended Credit Agreement will bear interest at WRIT's option of LIBOR plus 1.075% (reduced from 1.225% under the Existing Credit Agreement) or the base rate plus 1.075% (reduced from 1.225% under the Existing Credit Agreement). The base rate is currently equal to the LIBOR market index rate. Fees for letters of credit issued under the facility are equal to 1.075% (reduced from 1.225% under the Existing Credit Agreement) of the amount available under the letters of credit. Swingline borrowings under the new facility will bear interest at the base rate plus 1.075% (reduced from 1.225% under the Existing Credit Agreement). In addition, WRIT pays a facility fee currently equal to 0.175% (reduced from 0.225% under the Existing Credit Agreement) of the $400 million committed capacity, without regard to usage. The spread over LIBOR or the base rate for syndicated revolving borrowings, the facility fee, the letter of credit fee and the spread over the base rate for swingline loans may be adjusted up or down based on changes in WRIT's senior unsecured credit ratings. There are five stated pricing levels for (1) the spread over LIBOR for syndicated revolving borrowings and swingline loans, which range from 1.00% to 1.850% (reduced from 1.15% to 2.025% under the Existing Credit Agreement), and (2) the facility fee, which range from 0.150% to 0.450% (changed from 0.20% to 0.425% under the Existing Credit Agreement), based upon WRIT's senior unsecured credit rating.

Under the Amended Credit Agreement a competitive bid option is available for borrowings up to $200 million; however, the participating banks have no commitments requiring such bids, and WRIT is not required to borrow if the bid rates are unattractive to WRIT.

As of May 17, 2012, revolving loans to WRIT in an aggregate principal amount of $80 million will be outstanding under the facility.

The Amended Credit Agreement contains representations, financial and other affirmative and negative covenants, events of default and remedies typical for this type of facility. WRIT's ability to borrow under the facility is subject to WRIT's compliance with a number of financial covenants, affirmative covenants and other restrictions on an ongoing basis. The principal financial covenants affecting WRIT's leverage under this facility are (1) tangible net worth must be at least $671,852,800 plus 80% of all equity WRIT has issued after March 31, 2011; (2) total indebtedness must not exceed 60% of total asset value; (3) secured debt must not exceed 35% of total asset value; (4) earnings before interest, taxes, depreciation and amortization (“EBITDA”) must be at least 150% of fixed charges; (5) net operating income from un-mortgaged assets must be at least 200% of unsecured interest expense; (6) unencumbered pool value must be at least 167% of consolidated unsecured indebtedness; and (7) restrictions on making certain investments if the aggregate value of an investment would exceed 15% of the value of WRIT's total asset value. For purposes of these covenants, total asset value is calculated primarily as the sum of (a) WRIT's quarterly EBITDA annualized then capitalized at 7.5%, (b) cash, cash equivalents (excluding tenant deposits and other restricted cash and cash equivalents) and readily marketable securities, (c) the current book value of construction in process, (d) the current book value of properties acquired during the most recent fiscal quarter and (e) the book value of unimproved land. Unencumbered pool value is generally calculated as the sum of WRIT's quarterly net operating income from unencumbered properties annualized then capitalized at 7.5% plus the book value of unencumbered properties acquired during the most recent fiscal quarter.

The credit facility contains cross default provisions with WRIT's other material indebtedness.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01.     Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed herewith:
EXHIBIT NO.        DESCRIPTION OF EXHIBITS

4.1
Amended and Restated Credit Agreement, dated as of May 17, 2012, by and among Washington Real Estate Investment Trust, as borrower, the financial institutions party thereto as lenders, each of The Bank of New York Mellon, Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch as a documentation agent, Wells Fargo Securities, LLC, as lead arranger and bookrunner, and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press release issued May 18, 2012 regarding the amended and restated unsecured revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

By: /s/ Laura M. Franklin
(Signature)

Laura M. Franklin
Executive Vice President Accounting,
Administration and Corporate Secretary

May 18, 2012
(Date)